Exhibit 4.17

REVISED CO-MARKETING AGREEMENT

This Revised Co-Marketing Agreement (the “Agreement”) dated October 11, 2012, and which has come into effect on 1 September, 2012 (the “Effective Date”) is by and between Rosetta Genomics Ltd., and its subsidiary, Rosetta Genomics Inc., a Delaware corporation, with offices at 3711 Market St., Suite 740, Philadelphia, PA 19104, USA (collectively, the “Company”) and Precision Therapeutics, Inc., a Delaware corporation with offices at 2516 Jane Street, Pittsburgh, PA 15203, USA (“Precision”).

Recitals

Whereas, Company develops and provides certain diagnostic services; and

Whereas, the Parties desire for Precision to act as the exclusive authorized representative, aside from the Company, to market and promote certain Company products to customers in the United States, pursuant to the terms of this Agreement; and

Whereas, Company and Precision previously entered into a co-marketing agreement effective July 23, 2012, the terms of which the parties now wish to replace, in their entirety, with the terms in this Agreement;

Now Therefore, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

1.	Definitions

1.1              “Competing Product” means any third-party product, service or laboratory developed test (“LDT”) with functionality that is substantially similar to that of any Product covered under the terms of this Agreement and is marketed in such a manner and in the Territory as to actually compete with such Product. For avoidance of doubt, this includes tests for [***]. By way of example only, [***] test shall be considered a “Competing Product” hereunder.

1.2              “Confidential Information” means any confidential or proprietary information of a Party that is disclosed to the other Party under this Agreement, which may include, without limitation, specifications, know-how, trade secrets, technical information, drawings, models, business information, inventions, discoveries, methods, procedures, formulae, protocols, techniques, data, and unpublished patent applications, whether disclosed in oral, written, graphic, or electronic form. All Information disclosed by either Party pursuant to the Reciprocal Nondisclosure Agreement between the Parties dated November 2, 2011, as may be amended, shall be deemed to be such Party’s Confidential Information disclosed hereunder.

1.3              “Customer” means a potential customer in the Territory for a Product, who is not a Joint Customer.

1.4              “Joint Customer” means [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.5              “Marks” means Company’s trademarks, logos, and trade names placed on the Products or otherwise used in Company’s business and made available to Precision in Company’s sole discretion and attached hereto as Exhibit C.

1.6              “Order” means a binding, written purchase order for Products (typically made in the form of a test requisition form) placed by a Customer or Joint Customer with Precision, as agent for the Company, or with Company, that results directly from the sales and marketing activities performed by Precision under this Agreement. For avoidance of doubt, all other orders for Products, whether generated by the Company or otherwise, shall not be considered “Orders.”.

1.7              “Products” means the Company products, services or laboratory developed tests listed in Exhibit A, as such list may be amended from time to time by Company upon written notice to Precision.

1.8              “Territory” means the United States and its territories and possessions, including Puerto Rico.

2.	Appointment and Marketing

2.1              Co-Exclusive Appointment. Subject to the terms and conditions of this Agreement, Company hereby appoints Precision, and Precision hereby accepts such appointment, as Company’s exclusive third party sales representative to promote and solicit Orders for Products from Customers and Joint Customers within the Territory, aside from Company. For the removal of doubt, Company [***], during the Term, as well as personnel employed directly by the Company, for the purpose of marketing Products, and this shall not constitute a breach of the Agreement; provided that Company shall give Precision prior notice of [***].

2.2              Marketing Obligations. During the term of this Agreement, Precision will: (i) use commercially reasonable efforts to market and promote the sale of the Products to Customers throughout the Territory in a legal, ethical, professional, and businesslike manner. Company will have the right, but not the obligation, to review and incorporate suggestions for improvement of marketing collateral made by Precision. Except as provided in this Section 2.2, Precision’s exercise of its rights to distribute Products will be entirely at Precision’s option, and Precision is not obligated to distribute Products or to distribute any minimum quantity of Products. Except as expressly provided in this Agreement, Precision will (i) bear all costs and expenses incurred in connection with Precision's activities hereunder; (ii) inform Company of any matter in the Territory of which it is aware that is likely to affect, significantly, the marketing of the Product; (iii) provide Company with market and sales information in a timely fashion including information relating to the sales and marketing activities of Precision with respect to the Products; (v) inform Company of any reports of irregularities, complaints or other adverse information received by Precision relating to the Product, its use or quality, and not to take any action with regard thereto, unless required by law or the regulatory authorities in the Territory, without obtaining Company’s prior written consent, such consent to be provided promptly and not unreasonably withheld by Company; (v) conduct its marketing activities in a manner that reflects favorably at all times on the Product and the name, goodwill and reputation of the Company; (vi) refrain from engaging in any illegal, deceptive, misleading or unethical practices, including but not limited to, disparagement of the Company or the Product, and acceptance or payment of bribes, kickbacks or secret profits or any other conduct that would violate applicable law; (vii) make no representations, warranties, guarantees or covenants, with respect to the Product, other than those set forth in the Promotional Materials, as defined thereafter, provided to Precision by the Company; and (viii) not modify any Promotional Materials without the Company’s prior written consent.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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2.3              Insurance Obligations. Precision shall obtain and carry in full force and effect commercial general liability insurance, in reasonable scope, which shall protect Company. Precision shall name Company as additional insured in said general liability insurance.

2.4              Promotional Materials. Company will furnish to Precision supplies of sales and technical information, literature and other marketing materials regarding Company and the Product in order to aid Precision in effectively carrying out its activities under this Agreement. Company hereby grants to Precision a nonexclusive license during the term of this Agreement to use and distribute such translations in connection with the promotion of Products to Customers and Joint Customers. If Precision wishes to prepare its own marketing materials regarding the Products, Company shall have the right, but not the obligation, to review any such advertising or promotional materials prepared by Precision.

2.5              Training. Company will provide relevant training to Precision and its employees in such amounts as Company and Precision determines are reasonably necessary to enable Precision to appropriately represent the Products to potential leads and Customers. Company will provide such training at no additional charge to Precision; however, [***].

2.6              Maximum Expenses. Company’s total expenses [***], per contract year.

2.7              Territory. Precision will not solicit any Orders for Products from, or market or promote any Products to any prospective Customer that does not have a principal place of business located within the Territory. If Precision receives any inquiry from a person or entity outside the Territory, Precision will promptly communicate such inquiry to Company.

2.8              Competing Products.

(a)               During the Term, [***], Precision agrees that it will not market, promote, or solicit orders for any Competing Products from Customers or Joint Customers in the Territory.

(b)               During the Term, [***], Precision agrees that it will not market, promote, or solicit orders for any Competing Products from Customers or Joint Customers in the Territory.

2.9              Records and Inspection. Precision shall take commercially reasonable measures to retain originals or copies of all correspondence, quotations, Orders and other documents relating to its obligations under this Agreement for a minimum of one (1) year following the termination of this Agreement. Company and its designees shall have the right at any time during the term of this Agreement to examine such books, records, correspondence, quotations, Orders and other documents relating to Precision’s obligations under this Agreement as Company may deem necessary or appropriate upon reasonable advance notice to Precision. Company shall take commercially reasonable measures to retain originals or copies of all correspondence, quotations, Orders and other documents relating to its obligations under this Agreement for a minimum of one (1) year following the termination of this Agreement. Precision and its designees shall have the right at any time during the term of this Agreement to examine such books, records, correspondence, quotations, Orders and other documents relating to Company’s obligations under this Agreement as Precision may deem necessary or appropriate upon reasonable advance notice to Company. Notwithstanding the above, in no case will Company be obligated to retain any documents or copies thereof for a period exceeding five (5) years after the Term of this Agreement.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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2.10          [***].

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

[***].

[***].

[***].

[***].

2.11          For the removal of doubt, Company shall be entitled at any time during the term of this Agreement at its absolute discretion to cease providing Products, in whole or in part, for reasons of medical safety, regulatory grounds, injunction (whether temporary or not), or if Company no longer has the right to use any patent incorporated in Products.

3.	Forecasts; Sales

3.1              Forecasts. No less than thirty (30) days prior to each calendar quarter, Precision shall provide Company with a written [***] (each a “Forecast”). Each Forecast is a non-binding estimate and shall not comprise a binding obligation on either party.

3.2              Solicitation of Potential Orders. Precision will be responsible for the sales process and for the solicitation of potential Orders from a Customer or Joint Customer.

3.3              Order Placement. [***]. All sales to a Customer pursuant to such an Order may either be directly between Company and the Customer or via Precision. All invoices in connection with Orders placed with Precision shall be rendered by Company. Company shall provide Precision with a report within 10 days after the end of each month that will include the following: [***] for such Order. [***]. Reports shall be delivered in electronic format and shall contain cumulative information from the Effective Date through the end of the then current month. Company shall bear all credit and collection risk with respect to Orders accepted by Company.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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3.4              Post-Order Customer Management. After a Customer places an Order with Company, Precision will provide liaison and customer management support for Company with respect to the Customer, including (a) acting as a point of contact between the Customer and Company; (b) regularly communicating with the Customer to identify any delays, problems, or issues that may arise in the course of fulfilling the Order; (c) working diligently with Company to resolve any such issues; and (d) serving as a point of communication to the Customer regarding delivery timetables and any required follow-up. Company will provide information and support to Precision in a timely fashion and with commercially reasonable completeness, so as to enable Precision to satisfy this support role. Notwithstanding the above, if the Customer is a Joint Customer, then Company shall act as liaison for customer management support.

3.5              Sample Processing. Company shall be solely responsible for all order processing and fulfillment related to Products. Company shall ensure that it operates in accordance with applicable quality standards and in conformance with all necessary regulatory requirements. Company shall also use commercially reasonable efforts to ensure expeditious turn-around times for fulfilling Orders for Products.

3.6              Billing and Payment. Company shall be solely responsible for invoicing Customers, or their insurance for accepted Orders, and Customers, or their insurance will make payments directly to Company. If a Customer, or their insurance makes any payments to Precision for Products, Precision will forward immediately any and all such payments and will instruct the Customer, or their insurance to make future payments directly to Company.

4.                  Compensation. During the term of this Agreement only, and subject to the terms and conditions of this Agreement, Company will pay Precision the following compensation as consideration for services hereunder:

4.1              Fees. [***].

4.2              Payment. Unless otherwise specified, all amounts herein are stated and payable in U.S. Dollars. Fees shall be paid on a monthly basis within the later of: [***]. Any amount that is not paid when due will accrue interest at the then-current prime rate quoted by Citibank in New York City or the maximum rate allowable by applicable law, whichever is lower, from the due date until paid.

4.3              Taxes. Precision will be solely responsible for payment of all taxes, fees, duties, and other governmental charges, and any related penalties and interest (collectively, “Taxes”) imposed on Precision as a result of any payments received by Precision from Company under this Agreement. Without derogating from the above, if Company is required to make a payment to Precision subject to a deduction of tax or withholding tax, then (i) if such withholding or deduction obligation arises as a result of any failure on the part of Company to comply with applicable laws or filing or record retention requirements, that has the effect of modifying the tax treatment of the Parties hereto (a “Company Withholding Tax Action”), then the sum payable by Company (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that Precision receives a sum equal to the sum which it would have received had no such Company Withholding Tax Action occurred, and (ii) otherwise, the sum payable by Company (in respect of which such deduction or withholding is required to be made) shall be made to Precision after deduction of the amount required to be so deducted or withheld, which deducted or withheld amount shall be remitted in accordance with applicable law.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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4.4              Audits. During the Term, and for at least eighteen (18) months after the termination of this Agreement, each Party (the “Auditing Party” ) will have the right, during normal business hours and upon at least ten (10) days prior notice, to have an independent audit firm selected by the Auditing Party and reasonably acceptable to the other Party (the “Audited Party” ) to audit the Audited Party’s records relating to the Audited Party’s activities pursuant to this Agreement in order to verify that the Audited Party has paid to the Auditing Party the correct amounts owed under this Agreement and otherwise complied with the terms of this Agreement. The audit will be conducted at the Auditing Party’s expense, unless the audit reveals that the Audited Party has underpaid the amounts owed to the Auditing Party by [***] or more during the audited period, in which case the Audited Party will reimburse the Auditing Party for all reasonable costs and expenses incurred by the Auditing Party in connection with such audit. The Audited Party will promptly pay to the Auditing Party any amounts shown by any such audit to be owing plus interest as provided in Article 4.2. Such audits will be conducted no more than once in any period of six (6) consecutive months. Any confidential or proprietary information of the Audited Party or its customers disclosed to the Auditing Party or the independent accounting firm in the course of the audit will be subject to a confidentiality agreement reasonably acceptable to the Audited Party to be signed by the Audited Party and such independent accounting firm.

5.	Intellectual Property

5.1              Trademark License. Subject to the terms and conditions of this Agreement, Company grants to Precision a non-transferable, non-exclusive, revocable and limited license (without the right to sublicense) to use the Marks in the Territory on promotional materials solely in connection with Precision’s marketing of Products as authorized herein. All use of the Marks pursuant to this Section 5.1 will inure to the benefit of Company. Except for the limited right to use the Marks as set forth in this Section 5.1, nothing contained in this Agreement will be construed to grant Precision any right, title or interest in or to the Marks. Precision acknowledges Company’s exclusive ownership of the Marks.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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5.2              Intellectual Property Ownership. Precision acknowledges that Company and its licensors own and will retain all right, title and interest in and to any and all worldwide intellectual property and proprietary rights embodied in the Products, including, but not limited to, all copyrights, patent rights and trade secret rights, and in the Marks. Precision further acknowledges that it will have no rights with respect to any of the foregoing other than the rights expressly set forth in this Agreement.

5.3              Use of Marks. Precision’s use of the Marks must comply with the Trademark Usage Guidelines as provided by Company to Precision and attached as Exhibit G to this Agreement, as may be amended by Company from time to time upon sufficient prior written notice to Precision.

5.4              Goodwill. Precision shall ensure that all marketing materials or other documents on which the Marks are placed by Precision (the “Marked Materials”) shall not reflect adversely upon the name, goodwill or reputation of Company or the Product. Precision agrees that the Marked Materials shall be of such nature, style, appearance and quality as shall be adequate and suited to the protection of the Marks and the goodwill associated therewith.

5.5              Mark Combination. Precision shall not use the Marks, or any part thereof, as part of or in combination with any other names or trademarks except with Company’s prior written approval. Precision shall not use any confusingly similar or diluting mark, term or design, and shall not attempt to register or aid any third party in using or attempting to register any such mark, term or design. Precision shall not use any of the Marks in any manner that indicates that it is using such mark other than for the purpose of this Agreement.

5.6              Samples of Marked Materials. Precision shall submit to Company, free of cost, two samples of Marked Materials prior to the dissemination or distribution of the Marked Materials. Company, at Company’s sole discretion, shall have the right to review the Marked Materials submitted by Precision to confirm compliance with this Agreement. If Company disapproves of any sample of the Marked Materials, Company shall provide Precision with the specific reasons for such disapproval. Precision shall promptly make all such changes to the Marked Materials as Company shall request to protect the value of the Company Marks. If Precision refuses to submit such samples, after being requested by Company to do so in writing or violates the provisions of this Section 5.6 and/or the Company Trademark Usage Guidelines and does not submit the samples, or cure the violation within 30 days after being notified of the same, Company shall have the right to revoke the Co Exclusive Appointment granted to Precision within 30 days of providing written notice. The Company Marks and the goodwill associated therewith are and remain Company’s exclusive property.

6.	Confidentiality

6.1              Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, each Party agrees that, for the term of this Agreement and for [***] thereafter, it shall keep confidential and shall not publish or otherwise disclose to any third party and shall not use for any purpose other than as provided for in this Agreement all Confidential Information furnished to it by the other Party pursuant to this Agreement, except that the foregoing obligations shall not apply to specific information that the receiving Party can demonstrate by competent proof:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(a)               was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b)               was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c)                became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of the Agreement;

(d)               was disclosed to the receiving party by a third party that was not under any obligations of confidentiality with respect thereto; or

(e)                was independently discovered or developed by the receiving Party without access to or use of Confidential Information of the disclosing Party.

Notwithstanding the foregoing, the receiving Party shall be entitled to disclose Confidential Information pursuant to a requirement of a governmental agency or law, provided that the receiving Party provides prompt written notice to the disclosing Party of such requirement or law so as to afford the disclosing Party an opportunity to intervene and oppose or limit disclosure and/or obtain a protective order; provided, however, without limiting any of the foregoing, it is understood that either Party may make disclosure of this Agreement and the terms hereof in any filings required by the SEC (or any applicable stock exchange or regulatory organization), may file this Agreement as an exhibit to any filing with the SEC (or any applicable stock exchange or regulatory organization) and may distribute any such filing in the ordinary course of its business. However, to the maximum extent allowable by SEC (or any applicable stock exchange or regulatory organization) rules and regulations, the Parties shall be obligated to maintain the confidentiality obligations set forth herein and shall redact any confidential information set forth in such filings as may be reasonably requested by the disclosing Party.

6.2              Publicity; Disclosure of this Agreement.

(a)               Except as otherwise provided herein, neither party will use the name or logo of the other party in any marketing or promotional collateral, websites, or other materials without the prior approval of the other party. Except as permitted in clause (b) below, each party will obtain the other party’s written consent prior to any disclosure or any publication, presentation, public announcement, or press release concerning the existence or terms and conditions of this Agreement

(b)               Neither party may disclose the terms and conditions of this Agreement to any third party (other than its attorneys, accountants, and other professional advisors under a duty of confidentiality) without the prior consent of the other party except (a) as may be required by law, a court order, or a governmental agency with jurisdiction, provided that, if possible, before making such a disclosure the party making the disclosure first notifies the other party to give the other party an opportunity to limit such disclosure or seek a protective order, and (b) to potential investors, lenders, purchasers of the party’s business, merger parties, and underwriters in connection with their due diligence in future financings, loan transactions, acquisitions, mergers, or public offerings, provided that such persons or entities agree in writing to keep the terms and conditions of this Agreement confidential.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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6.3              Press Release. Upon execution of this Agreement, the Parties shall release a joint press release that shall be reviewed and approved in advance by each Party. During the term of this Agreement, all material publicity, press releases and public announcements concerning material information involving both Parties shall be reviewed in advance by each Party and shall be subject to written approval which will not be unreasonably withheld. Company shall not require approval or review from Precision if conducting presentations and or business and commercial communications in the regular course of business that make factual statements about Precision, as pertaining to this Agreement. Company may use the Precision logo in its power point presentations whilst mentioning factual statements about the Agreement.

6.4              Injunctive Relief. The Parties acknowledge that a breach or threatened breach of this Section 6 by either of the Parties may cause the non-breaching Party to suffer irreparable harm and injury such that no remedy at law will adequately compensate the other Party. Thus, the non-breaching Party shall have the right to obtain injunctive relief with respect to such breach or threatened breach.

7.	Term and Termination

7.1              Term.

This Agreement will commence on the Effective Date and will continue for a period of thirteen months thereafter (the “Initial Term”) and shall automatically renew for one (1) additional year (the “Second Year”);

7.2              Termination

(a)               Termination for Cause. Upon the occurrence of a material breach or default as to any obligation hereunder by either Party and the failure of the breaching Party to cure such material breach or default [***] after receiving written notice thereof from the non-breaching Party, this Agreement may be terminated by the non-breaching Party by giving written notice of termination to the breaching Party, such termination being immediately effective upon the giving of such notice of termination.

(b)               Termination by Company. Company shall have the right, but not the obligation, to terminate this Agreement:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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(i)                 [***].

(ii)               Immediately upon notice, If Precision admits to being or is declared insolvent, or voluntary or involuntary proceedings are instituted by or against it in bankruptcy, or receivership, or for a winding-up or for the dissolution or re-organization of its assets, which proceedings are not dismissed within thirty (30) days thereafter.

(iii)             Immediately upon notice, based on medical safety, regulatory reasons, injunction (whether temporary or not), or if Company no longer has the right to use any patent incorporated in Products.

(iv)             [***].

(c)                Termination by Precision. Precision shall have the right, but not the obligation, to terminate this Agreement:

(i)                 Immediately upon notice, If Company admits to being or is declared insolvent, or voluntary or involuntary proceedings are instituted by or against it in bankruptcy, or receivership, or for a winding-up or for the dissolution or re-organization of its assets, which proceedings are not dismissed within thirty (30) days thereafter.

(ii)               Immediately upon notice, based on medical safety, regulatory reasons, injunction (whether temporary or not), or if Company no longer has the right to use any patent incorporated in Products.

7.3              Effect of Termination; Survival

(a)               Effect of Termination. Upon termination or expiration of this Agreement for any reason, (a) Precision’s appointment as Company’s sales representative in the Territory will immediately terminate, and Precision must immediately discontinue all use of the Company Marks and remove all references to Company or the Products from Precision’s advertising and promotional materials; (b) each party will return to the other party all Confidential Information of the other party and copies thereof and any other proprietary information of the other party and certify in writing that it has fully complied with this requirement; and (c) [***].

(b)               Survival. Section 1 (Definitions), Section 2.8 (Records and Inspection), 4.1 (Fees) ([***]), Section 5.2 (IP Ownership), Section 6 (Confidentiality), Section 7.3 (Effect of Termination; Survival), Section 8 (Indemnity), Section 10.3 (Disclaimer), Section 11 (Limitation of Liability), and Section 12 (Miscellaneous) will survive any termination or expiration of this Agreement. [***].

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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8.	Indemnity.

8.1              Indemnification by Company. Company shall indemnify, defend and hold harmless Precision and its directors, officers, employees and agents from and against any and all costs, expenses, damages, judgments and liabilities including reasonable attorneys’ fees incurred by or rendered against Precision arising from any claim made or suit brought by a third party arising out of a breach by Company of its representations, warranties or obligations under this Agreement or Company’s gross negligence or willful misconduct. Precision shall give Company prompt written notice of any such claim or suit, and shall permit Company to undertake the defense thereof, at Company’s expense. Precision shall cooperate in such defense to the extent reasonably request by Company, at Company’s expense. In any claim made or suit brought for which Precision seeks indemnification under this Section 8.1, Precision shall not settle, offer to settle or admit liability or damages without the prior written consent of Company.

8.2              Indemnification by Precision. Precision shall indemnify, defend and hold harmless Company and its directors, officers, employees and agents from and against any and all costs, expenses, damages, judgments and liabilities including reasonable attorneys’ fees incurred by or rendered against Company arising from any claim made or suit brought by a third party arising out of a breach by Precision of its representations, warranties or obligations under this Agreement, including representations regarding misleading statements as set forth in Section 10.3, or Precision’s gross negligence or willful misconduct. Company shall give Precision prompt written notice of any such claim or suit, and shall permit Precision to undertake the defense thereof, at Precision’s expense. Company shall cooperate in such defense to the extent reasonably request by Precision, at Precision’s expense. In any claim made or suit brought for which Company seeks indemnification under this Section 8.2, Company shall not settle, offer to settle or admit liability or damages without the prior written consent of Precision.

8.3              Indemnification Conditions and Procedures. Each party’s agreement to indemnify, defend and hold harmless the other party is conditioned on the indemnified Party: (i) providing written notice to the indemnifying party of any claim or demand for which is it seeking indemnification hereunder promptly after the indemnified party has knowledge of such claim; (ii) permitting the indemnifying party to assume full responsibility to investigate, prepare for and defend against any such claim or demand, except that the indemnified party may cooperate in the defense at its expense using its own counsel; (iii) assisting the indemnifying party, at the indemnifying party’s reasonable expense, in the investigation of, preparing for and defense of any such claim or demand; and (iv) not compromising or settling such claim or demand without the indemnifying party’s written consent.

9.            Standstill. Precision agrees that [***]. The foregoing provisions of this Section 9 shall no longer apply: (a) if the Company announces publicly that it is seeking purchasers for the Company; (b) upon the commencement by a third party of a tender or exchange offer for more than fifty percent (50%) of voting power of the outstanding voting securities of the Company; or (c) if the Company publicly announces a transaction, or an intention to effect any transaction, which would result in: (1) the sale by the Company or one or more of its subsidiaries of assets representing fifty percent (50%) or more of the consolidated earning power or assets of the Company; and (2) the common shareholders of the Company immediately prior to such transaction owning less than fifty-one percent (51%) of the outstanding common stock of the acquiring entity or, in the case of a merger transaction, the surviving corporation (or, if the surviving corporation is a subsidiary of a parent company, the parent company).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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10.	Representations and Warranties

10.1          No Conflicts. Each party represents and warrants that (a) such party has full power and authority to enter into and perform this Agreement, (b) the person signing this Agreement on such party’s behalf has been duly authorized and empowered to enter into this Agreement; and (c) as of the Effective Date, such party is not engaged in any activities or subject to any obligations that conflict with any obligations hereunder, including any obligations to sell Competing Products.

10.2          No Warranties to Customers. Precision will make no representations or warranties regarding the Products to Customers, and will inform any Customers that any such warranties will be provided directly from Company.

10.3          Misleading Statements. Precision agrees and undertakes that it will not knowingly make any false or misleading statement, representation, or warranty, oral or written, concerning the Products.

10.4          DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE PRODUCTS OR THE SERVICES PROVIDED HEREUNDER, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT OF THIRD-PARTY RIGHTS.

11.           Limitation of Liability. EXCEPT WITH RESPECT TO A BREACH OF ARTICLE 6, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NEITHER PARTY WILL BE LIABLE FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, OR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING, WITHOUT LIMITATION, LOST PROFITS OR LOST DATA) REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT, OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FOR CLARITY, THIS ARTICLE 11 SHALL NOT APPLY TO DAMAGES AWARDED TO THIRD PARTIES THAT ARE THE SUBJECT OF A PARTY’S INDEMNIFICATION OBLIGATIONS HEREUNDER.

12.	Miscellaneous

12.1          Relationship of Parties. Each Party is an independent contractor with respect to the other Party and is not an employee or legal representative of the other Party for any purpose. Neither Party shall have the authority to enter into any contracts in the name of or on behalf of the other Party.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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12.2          Notices. Any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to either party hereto by the other party will be in writing unless otherwise provided and will be deemed duly served and given when personally delivered to either of the parties to whom it is directed, or in lieu of such personal service (a) on the same day of transmission by confirmed facsimile, (b) seven (7) days after deposit in the mail, first class air mail postage prepaid, or (c) two (2) business days after being sent by express courier, addressed to the respective addresses set forth on the signature page to this Agreement or such updated addresses as the parties may indicate in writing from time to time. all notices shall be addressed to the representatives of the parties set out below:

If to Company:

Attention: C.E.O.

Rosetta Genomics Inc.

3711 Market St. Suite 740, Philadelphia, PA, 19104, USA.

Tel: 215.382.9000

Fax: 215.382.0815

With a Copy to (which shall not constitute notice):

General Counsel

Rosetta Genomics Ltd.

10 Plaut St., Rechovot, 76706, Israel

Tel: +972.73.222.0700

Fax: +972.73.222.0701

If to Precision:

Attention – C.F.O.

Precision Therapeutics, Inc.

2516 Jane St.

Pittsburgh, PA 15203

Tel: 412.432.1500

Fax: 412.481.1597

12.3          Assignment. [***]. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective representatives, heirs, administrators, successors and permitted assigns except as otherwise provided herein.

12.4          Force Majeure. Neither party will be responsible or liable to the other party for nonperformance or delay in performance of any terms or conditions of this Agreement due to acts of God, government-imposed embargos, wars, disruptions in telecommunications services or the Internet, threats or acts of terrorism, energy crises, riots, strikes or other labor disputes, shortages of labor or materials or other causes beyond the reasonable control of the non-performing or delayed party.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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12.5          No Waiver. Any waiver (express or implied) by either party of any duty or breach of this Agreement will not constitute a waiver of any other or subsequent duty or breach. No provision of the Agreement will be waived by any act, omission or knowledge of a party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving party.

12.6          Compliance with Laws. Precision will obey all applicable laws and regulations in the performance of its duties and tasks under this Agreement. Precision agrees to obtain, at its own expense, all registrations, licenses and approvals from any authorities and agencies in the Territory which may be needed in order for Precision to perform its obligations hereunder.

12.7          Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, such provision will be changed and interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law and the remaining provisions will continue in full force and effect.

12.8          Governing Law and Jurisdiction. This Agreement will for all purposes be governed by and interpreted in accordance with the laws of the State of [***] without giving effect to any conflict of laws principles that require the application of the laws of a different state. The parties expressly agree that the United Nations Convention on the International Sale of Goods will not apply to this Agreement. Any dispute arising out of or relating to this Agreement may be commenced in a state or federal court in [***], and each party irrevocably submits to the jurisdiction and venue of such courts.

12.9          Dispute Resolution. Each Party agrees to negotiate in good faith to resolve any dispute, claim or controversy arising out of or related to this Agreement. In the event the Parties are unable to resolve the dispute within fifteen (15) days following the commencement of negotiations, each Party shall escalate the dispute through the appropriate levels of management, up to and including the level of Chief Executive Officers of Company and Precision, until the resolution of the issue is achieved or the respective executives cannot agree to a resolution of the dispute. Unless otherwise agreed to by both Parties, in no event shall the escalation process exceed thirty (30) days, such dispute shall be finally settled by arbitration administered in accordance with the then existing JAMS Comprehensive Arbitration Rules and Procedures applicable at the time of the commencement of the arbitration, by one (1) arbitrator appointed in accordance with said rules. The decision of the arbitrator shall be final and binding on both Parties hereto. The place of arbitration shall be [***]. Nothing in this Agreement shall be deemed as preventing either Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute as necessary to protect either Party’s name, Confidential Information, or any other proprietary rights. Judgment upon the award may be entered in any court having jurisdiction, or application may be made to such court for judicial acceptance of the award and/or an order of enforcement as the case may be.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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12.10      Construction. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement. Unless otherwise provided, the term “including” as used herein will mean “including without limitation.” This Agreement, and any amendment or waiver of the terms hereof, may be signed in counterparts, each of which will constitute an original and all of which together will constitute one and the same instrument. Any signature may be delivered by facsimile, which will have the effect of an original signature.

12.11      Entire Agreement. This document constitutes the entire agreement of Company and Precision with regard to the subject matter hereof and supersedes all prior and contemporaneous negotiations, statements and agreements, whether written or oral. This Agreement may be amended only by a written document executed by duly authorized representatives of Company and Precision.

[Remainder of page intentionally left blank]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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In Witness Whereof, the parties hereto have executed this Agreement as of the date first written above.

Rosetta Genomics, Inc. By: /s/ Kenneth A. Berlin Name: Kenneth A. Berlin Title: President and CEO Date: 10-15-12	Precision Therapeutics, Inc. By: /s/ Damian F. Rippole Name: Damian F. Rippole Title: CFO Date: 10-12-12

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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EXHIBIT A
PRODUCTS

  Company’s miRview® mets2 laboratory developed test

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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EXHIBIT B
[***]

[***].

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]					[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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EXHIBIT C

Company Marks

miRview®

miRview® mets

miRview® meso

miRview® squamous

miRview® lung

miRview® mets2

miRview® kidney

Harnessing the power of microRNA

Rosetta Genomics

Rosetta Genomics (Logo)

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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EXHIBIT G

Rosetta Genomics Trademark Usage Guidelines

These Trademark Usage Guidelines (the "Guidelines") set forth the rules for using or referring to the trademarks and service owned by Rosetta Genomics or its affiliates ("Rosetta"). For the purposes of these Guidelines, "Rosetta Genomics Trademark(s)" shall include all registered or unregistered trademarks and service marks (such as words, names, symbols, devices, slogans, or combination of these) owned by Rosetta Genomics, including but not limited to the trademarks and service marks listed on the Rosetta Genomics Trademark List.

Rosetta Genomics considers its trademarks and service marks to be among its most valuable intellectual property assets. As such, Rosetta Genomics intends to take all appropriate measures to preserve the strength of and retain its exclusive rights to use its marks. Rosetta Genomics asks that you assist us by following these Guidelines. If you have any questions about the Guidelines, please direct them to legal@RosettaGenomics.com.

1.	Prohibited Uses Of Rosetta Genomics Trademarks

Do Not Use Rosetta Genomics Trademarks as the Name of Your Company, Products, or Services, or As A Domain Name. You may not use or register in any jurisdiction, whether foreign or domestic, any Rosetta Genomics Trademark as all or part of your company, product, or service name in a manner that is likely to create confusion as to Rosetta Genomics’ sponsorship, affiliation or endorsement of your company, product, or service, or that may dilute the Rosetta Genomics Trademark. Similarly, you may not use or register in any jurisdiction, whether foreign or domestic, a domain name that incorporates any Rosetta Genomics Trademark in bad faith or in a manner that is likely to create confusion as to Rosetta Genomics’ sponsorship, affiliation or endorsement of your company, product, or service.

Do Not Use Rosetta Genomics Logos Without Permission. You may not use any Rosetta Genomics logo unless you have an agreement with or express written consent from Rosetta Genomics authorizing such use.

Do Not Use Rosetta Genomics Trademarks In False Or Misleading Advertising. Advertising for Rosetta Genomics or its products or services offered under the Rosetta Genomics Trademarks must not be false or misleading in any way and must not be in violation of any applicable law, municipal ordinance, or administrative agency regulation of any country.

Do Not Use Rosetta Genomics Trademarks In Objectionable Material. You may not use Rosetta Genomics Trademarks on or in connection with any defamatory, scandalous, pornographic, or other objectionable materials of any sort.

Do Not Use Rosetta Genomics Trademarks To Disparage Rosetta Genomics. You may not use Rosetta Genomics Trademarks to disparage Rosetta Genomics, its products or services, or in a manner that, in Rosetta Genomics’ reasonable judgment, may diminish or otherwise damage the reputation of Rosetta Genomics or the goodwill in the Rosetta Genomics Trademarks.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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2.	Permissible Uses Of Rosetta Genomics Trademarks

Use Rosetta Genomics Trademarks To Refer To Rosetta Genomics’ Products Or Services. With the exception of Rosetta Genomics logos (the use of which must be expressly authorized by Rosetta Genomics), you generally may use Rosetta Genomics Trademarks to refer to Rosetta Genomics’ products or services in advertising, promotional, and sales materials, assuming that you have the necessary authority to sell or promote Rosetta Genomics’ products or services, e.g. authorized reseller, licensee, etc.

Use Rosetta Genomics Trademarks To Indicate A Relationship To Rosetta Genomics Products. You may indicate the relationship of your products and services to Rosetta Genomics’ products or services by using an accurate referential phrase in connection with your product or service provided that: (a) the Rosetta Genomics Trademark appears less prominent than the product or service name; (b) the Rosetta Genomics Trademark is not a part of or incorporated in your product or service name; and (c) the referential phrase is accurate and complies with the requirements set forth in any license agreement with Rosetta Genomics.

3.	Rules For Proper Usage Of Rosetta Genomics Trademarks

Proper usage of Rosetta Genomics Trademarks is important for their continued protection. Proper usage aids consumers who depend upon Rosetta Genomics’ tests and services and helps prevent Rosetta Genomics Trademarks from losing their distinctiveness and becoming generic. Licensees of Rosetta Genomics Trademarks may have different rules of usage set forth in their license agreement, in which case Licensees should follow those guidelines.

Set Rosetta Genomics Trademarks Apart From Surrounding Text. When a Rosetta Genomics Trademark is used in a non-stylized form, such as in the body text of an advertisement, it should be set apart and distinguished from the other words in the text. In order to do this, the Rosetta Genomics Trademark may be rendered in boldface type, italics, capital letters, underscored, or set in quotation marks.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Examples:

CORRECT	INCORRECT
A variety of companies offer Rosetta Genomics’ tests.	A variety of companies offer Rosetta genomics’ tests.
A variety of companies offer miRview® tests.	A variety of companies offer miRview tests.

Do Not Abbreviate Or Alter The Spelling Of Rosetta Genomics Trademarks. You should not vary the appearance of Rosetta Genomics Trademarks by abbreviating them, incorporating them into acronyms, changing their spelling or using improper capitalization. The Rosetta Genomics Trademark List provides the proper spelling and capitalization for each trademark.

Examples:

CORRECT	INCORRECT
Rosetta Genomics	Rosetta genomics
miRview®	Mirview

Use The Proper Trademark Symbol. A Rosetta Genomics Trademark should appear with the proper trademark symbol, which can be found on the Rosetta Genomics Trademark List. In written materials, the appropriate symbol must be used with the first or most prominent appearance of the Rosetta Genomics Trademark in headlines and the first time the Rosetta Genomics Trademark appears in body text. This appropriate symbol also should be used on each subsequent page if the topic is different or if the pages can be separated and distributed independently. If the materials, product packaging, or web page includes a properly licensed Rosetta Genomics logo, which already includes the appropriate trademark symbol, it is not necessary to include a trademark symbol after the word "Rosetta Genomics" in the text in that material, product packaging, or web page.

Use The Proper Trademark Attribution Statement. All marketing collateral, advertisements, product packaging, web pages, manuals, and studies that include Rosetta Genomics Trademarks also must include the proper trademark attribution statement crediting ownership of the Rosetta Genomics Trademarks to Rosetta Genomics, Ltd. typically; the attribution statement is displayed at the end of the material, in the footer of the document, or on the back of the package. The correct trademark attribution statement is:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

22

Rosetta Genomics, the Rosetta Genomics Logo [if applicable] [and any other trademark found on the Rosetta Genomics Trademarks List that are referred to or displayed in the document] [is/are] trademark[s] or registered trademark[s] of Rosetta Genomics, Ltd or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

Examples:

* In materials displaying a Rosetta Genomics logo and referring to the miRview ® mets2 test, the correct trademark attribution statement is:

Rosetta Genomics, the Rosetta Genomics Logo and miRview are trademarks or registered trademarks of Rosetta Genomics, Ltd., or its affiliates in the U.S. and other countries. Other names may be trademarks of their respective owners.

4.	Usage Rules For Rosetta Genomics As A Trade Name

"Rosetta Genomics" functions not only as a trademark mark and service mark identifying goods and services offered by Rosetta Genomics, Ltd. and Rosetta Genomics Inc., but also as trade names or company names referring to Rosetta Genomics, Ltd. and Rosetta Genomics, Inc. Trade names are nouns and, therefore, should not be followed by a generic descriptor and may be used in the possessive form. When used as a trade name, "Rosetta Genomics" should not be followed by a trademark symbol. Within documents, the first reference to the trade or company name should be "Rosetta Genomics, Ltd." or “Rosetta Genomics, Inc.” "Rosetta Genomics" can be used for subsequent references.

5.	Usage Rules for Rosetta Genomics Logos

You may not use any Rosetta Genomics logo unless you have an agreement with or express written consent from Rosetta Genomics authorizing such use. In the event that you are authorized to use a Rosetta Genomics logo, the use must comply with these additional guidelines (or the usage guidelines set forth in your license agreement, if those guidelines differ).

Use Only The Approved Master Artwork. The Rosetta Genomics logos are single, standalone pieces of artwork. When reproducing the logos, use only the master artwork provided by Rosetta Genomics. Do not alter or distort the appearance of the logo in anyway, for example, by adding your own design elements or colors or changing the font. The logo must always look sharp, clean, and well produced.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

23

Allow A Minimum Clear Space Around The Rosetta Genomics Logo. Always allow for a minimum clear space around the Rosetta Genomics logo. Never violate the clear space with any graphic elements, words, or charts.

Maintain Legibility. Never reproduce the logo in a manner that causes the logo to become illegible or blurry, which may happen if the logo is reproduced too small.

Do Not Use Rosetta Genomics Logos As A Decorative Device. Do not use any Rosetta Genomics logos for purely decorative purposes in any marketing collateral, packaging, or web site without the express written permission of Rosetta Genomics.

Misuse of Rosetta Genomics Trademarks by Others

If you learn of any uses of any trademarks that are confusingly similar to the Rosetta Genomics Trademarks, please notify Rosetta Genomics by sending an e-mail to legal@RosettaGenomics.com. Similarly, if you become aware of any use of a Rosetta Genomics Trademark that violates any of the rules described above, including failure to identify Rosetta Genomics Trademarks as belonging to Rosetta Genomics, Ltd., please notify us at legal@RosettaGenomics.com. If possible, please provide a copy of the article or other medium in which the trademark violation appeared.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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